FOR IMMEDIATE RELEASE
Investors and Media:
Julie D. Tracy
Sr. Vice President, Chief Communications Officer Wright Medical Group, Inc. (901) 290-5817 julie.tracy@wmt.com

Wright Medical Group, Inc. Reports 2014 Fourth Quarter and Full-Year Financial Results and Provides 2015 Guidance

Fourth Quarter Global Foot and Ankle Net Sales Increase 33% As Reported and 34% Constant Currency

Fourth Quarter Sales Increase 23% As Reported and 25% Constant Currency

MEMPHIS, Tenn. - February 25, 2015 - Wright Medical Group, Inc. (NASDAQ: WMGI) today reported financial results for its fourth quarter and full-year ended December 31, 2014 and provided 2015 guidance. As a result of the completed sale of the hip and knee business to MicroPort Medical B.V., a subsidiary of MicroPort Scientific Corporation (MicroPort), this business is reported as discontinued operations.

Net sales totaled $83.3 million during the fourth quarter ended December 31, 2014, representing a 23% increase as reported and 25% increase on a constant currency basis compared to the fourth quarter of 2013.

Robert Palmisano, president and chief executive officer, commented, “Our fourth quarter revenue was in‐line with the preliminary results we released in January and represents a significant acceleration in our U.S. foot and ankle business, driven by improved execution and strong contribution from acquired products and new product launches. Gross margins of 77.1% were also strong as we are beginning to see the benefits of our Vital Few initiative. Our U.S. foot and ankle business grew 39%, up significantly from 28% in the third quarter of this year. Notably, we saw global total ankle growth of 38% for the quarter, which was driven primarily by the ongoing launch of our INFINITY total ankle replacement system. We also saw continued gains in U.S. foot and ankle sales force productivity and achieved our goal of exiting 2014 at over $1 million per sales rep. Given our sustained focus and attention in this area, I also believe that we can reach a meaningfully higher level than that goal in the future.”

Palmisano continued, “Our 2015 standalone guidance assumes continued strong growth in our U.S. Foot and Ankle and International businesses. Both our Upper Extremity and Biologics businesses are expected to remain soft, but we believe both of these areas will be addressed by the pending merger with Tornier and anticipated final FDA approval of AUGMENT Bone Graft. We will continue to focus on improving our execution to realize our full potential and believe that the positive progress we saw exiting the fourth quarter is setting us up well for accelerating growth and margin expansion in the coming quarters.”

Net loss from continuing operations for the fourth quarter of 2014 totaled $107.0 million or ($2.11) per diluted share, compared to net loss of $135.2 million or ($2.88) per diluted share in the fourth quarter of 2013.

Net loss from continuing operations for the fourth quarter of 2014 included the after-tax effects of a $73.7 million unrealized loss related to mark-to-market adjustments on contingent value rights (CVRs) issued in connection with the BioMimetic acquisition, $11.9 million of Tornier merger costs, $2.4 million of non-cash interest expense related to the 2017 Convertible Notes, $2.5 million of transaction and transition costs associated with recent acquisitions, $1.4 million of transition costs associated with the sale of the OrthoRecon business, $0.4 million of charges associated with distributor conversions and non-competes, $0.1 million of contingent consideration fair value adjustments and a $2.5 million U.S. tax provision within continuing operations to offset the tax benefit recorded within discontinued operations. Net loss from continuing operations for the fourth quarter of 2013 included a $119.6 million charge associated with valuation allowances on deferred tax assets, $7.7 million of transition costs associated with the sale of the OrthoRecon business, $2.3 million of transaction and transition costs associated with the acquisition of BioMimetic and Biotech International, $2.2 million of non-cash interest expense related to the 2017 Convertible Notes, an unrealized gain of $2.0 million related to mark-to-market adjustments on derivatives, and $0.8 million of charges associated with distributor conversions and non-competes.

The Company's fourth quarter 2014 net loss from continuing operations, as adjusted for the above items, was $12.9 million, a decline from a net loss of $7.9 million in 2013, while diluted loss per share, as adjusted, decreased to ($0.25) in the fourth quarter of 2014 from ($0.17) in the fourth quarter of 2013. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

The Company's fourth quarter 2014 adjusted EBITDA from continuing operations, as defined in the GAAP to non-GAAP reconciliation provided later in this release, was negative $0.8 million, compared to negative $3.2 million in the same quarter of the prior year. The attached financial tables include a reconciliation of U.S. GAAP to “as adjusted” results.

Cash and cash equivalents and marketable securities totaled $229.9 million as of the end of the fourth quarter of 2014, an increase of $46.8 million compared to the end of 2013, which was driven by the closing of the MicroPort, Solana Surgical and OrthoPro transactions.

Palmisano concluded, “We are focused on our 2015 commitments, including receiving final FDA approval of, and successfully launching AUGMENT Bone Graft, and executing our Vital Few initiatives, which will further strengthen and expand our market-leading competitive position. In addition, we believe our pending merger with Tornier will enhance shareholder value through the creation of the premier high-growth Extremities-Biologics company that is uniquely positioned with leading technologies and specialized sales forces in three of the fastest growing areas of orthopaedics.”

Outlook

On a standalone basis and assuming final approval of Augment® Bone Graft by the middle of the second quarter of 2015, the Company anticipates net sales for 2015 of approximately $325 million to $335 million, representing constant currency growth of 13% to 16% from 2014. This range assumes U.S. Augment revenue of $10 million to $12 million and a negative impact from currency of approximately $12 million, or 4%, reflecting the recent strengthening of the U.S. dollar as compared to 2014, and excludes any potential dis-synergies from the pending merger with Tornier.

The Company anticipates 2015 adjusted EBITDA from continuing operations, as described in the GAAP to non-GAAP reconciliation provided later in this release, of negative $(22.0) million to negative $(27.0) million.

The Company anticipates adjusted earnings per share from continuing operations, including stock-based compensation, for full-year 2015 of $(1.67) to $(1.77) per diluted share, based on approximately 51.1 million shares outstanding. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.24 per diluted share for the full-year 2015.

The Company plans to provide updated guidance when the pending merger with Tornier closes. From a timing standpoint, the Company continues to believe a second quarter 2015 closing is still possible, but is a best-case scenario.

The Company's earnings target and adjusted EBITDA from continuing operations targets exclude possible future acquisitions; other material future business developments; non-cash interest expense associated with the 2017 and 2020 Convertible Notes; due diligence, transaction and transition costs associated with acquisitions and divestitures; impairment charges, mark-to-market adjustments to the CVRs and non-cash mark-to-market derivative adjustments; and charges associated with the February 2015 refinancing of our convertible debt. Further, this earnings target and adjusted EBITDA target excludes any expenses, earnings or losses related to the OrthoRecon business.

The Company's anticipated ranges for net sales, earnings and adjusted EBITDA from continuing operations are forward-looking statements, as are any other statements that anticipate or aspire to future events or performance. They are subject to various risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company's actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wmt.com. Wright encourages investors and potential investors to consult its website regularly for important information about the company.

Conference Call and Webcast

As previously announced, the Company will host a conference call starting at 3:30 p.m. Central Time today. The live dial-in number for the call is 877-280-4959 (U.S.) / 857-244-7316 (International). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate - Investor Information” section of the Company's website located at www.wmt.com.

A replay of the conference call by telephone will be available starting at 5:30 p.m. Central Time today and continuing through March 4, 2015. To hear this replay, dial 888-286-8010 (U.S.) or 617-801-6888 (International) and enter the passcode 51724673. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate - Investor Information - Audio Archives” section of the Company's website located at www.wmt.com.

The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, the Form 8-K filed with the SEC today, or otherwise available in the “Corporate - Investor Information - Supplemental Financial Information” section of the Company's website located at www.wmt.com.

The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.

About Wright Medical

Wright Medical Group, Inc. is a specialty orthopaedic company that provides extremity and biologic solutions that enable clinicians to alleviate pain and restore their patients’ lifestyles. The company is the recognized leader of surgical solutions for the foot and ankle market, one of the fastest growing segments in medical technology, and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit www.wmt.com.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; EBITDA, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company's operations, period over period. The measures exclude such items as costs associated with distributor conversions and non-competes, non-cash interest expense related to the Company's 2017 Convertible Notes, mark-to-market adjustments on derivative assets and liabilities, mark-to-market adjustments on CVRs and impairment and other charges to write down to fair value assets and liabilities acquired in the BioMimetic acquisition, transaction and transition costs, costs associated with management changes, fair value adjustments of contingent consideration, patent dispute settlement costs, and impacts from the sale of the OrthoRecon business, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company's reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Forward-looking statements in this press release include, but are not limited to, statements about our outlook for our expected financial results for 2015; statements about the approvable status and anticipated final PMA approval of Augment® Bone Graft and the anticipated positive effects of such; and statements about the timing and anticipated benefits of the previously announced merger with Tornier. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, uncertainties as to the timing of the Tornier transaction; uncertainties as to whether Tornier shareholders and Wright shareholders will approve the transaction; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or the terms of such approval; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; other business effects, including the effects of industry, economic or political conditions outside of Wright’s or Tornier’s control; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Wright and Tornier may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption following completion of the transaction, including adverse effects on employee retention and on Wright’s and Tornier’s respective business relationships with third parties; transaction costs; actual or contingent liabilities; the adequacy of the combined company’s capital resources; failure or delay in ultimately obtaining FDA approval of Wright’s Augment® Bone Graft for commercial sale in the United States, failure to achieve the anticipated benefits from approval of Augment® Bone Graft, and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K, anticipated to be filed with the SEC on February 25, 2015, and Tornier’s Annual Report on Form 10-K, filed with the SEC on February 24, 2015, as well as both companies’ subsequent Quarterly Reports on Form 10-Q and other information filed by each company with the SEC. Investors should not place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read Wright’s and Tornier’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE PROPOSED MERGER WITH TORNIER AND WHERE TO FIND IT

In connection with the proposed merger, Tornier has filed with the U.S. Securities and Exchange Commission (SEC) a registration statement on Form S-4 that includes a preliminary joint proxy statement of Wright and Tornier that also constitutes a preliminary prospectus of Tornier. The registration statement is not complete and will be further amended. Wright and Tornier will make the final joint proxy statement/prospectus available to their respective shareholders. Investors are urged to read the final joint proxy statement/prospectus when it becomes available, because it will contain important information. The registration statement, definitive joint proxy statement/prospectus and other documents filed by Tornier and Wright with the SEC will be available free of charge at the SEC’s website (www.sec.gov) and from Tornier and Wright. Requests for copies of the joint proxy statement/prospectus and other documents filed by Wright with the SEC may be made by contacting Julie D. Tracy, Senior Vice President and Chief Communications Officer by phone at (901) 290-5817 or by email at julie.tracy@wmt.com, and request for copies of the joint proxy statement/prospectus and other documents filed by Tornier may be made by contacting Shawn McCormick, Chief Financial Officer by phone at (952) 426-7646 or by email at shawn.mccormick@tornier.com.

Wright, Tornier, their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from Wright’s and Tornier’s respective shareholders in connection with the proposed transaction. Information about the directors and executive officers of Wright and their ownership of Wright stock is set forth in Wright’s annual report on Form 10-K for the fiscal year ended December 31, 2014, which is anticipated to be filed with the SEC on February 25, 2015, and its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 31, 2014. Information regarding Tornier’s directors and executive officers is contained in Tornier’s annual report on Form 10-K for the fiscal year ended December 28, 2014, which was filed with the SEC on February 24, 2015, and its proxy statement for its 2014 annual general meeting of shareholders, which was filed with the SEC on May 16, 2014. These documents can be obtained free of charge from the sources indicated above. Certain directors, executive officers and employees of Wright and Tornier may have direct or indirect interest in the transaction due to securities holdings, vesting of equity awards and rights to severance payments. Additional information regarding the participants in the solicitation of Wright and Tornier shareholders will be included in the joint proxy statement/prospectus.

--Tables Follow--

Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales	$83,294	$67,824	$298,027	$242,330
Cost of sales	19,097	17,423	73,223	59,721
Gross profit	64,197	50,401	224,804	182,609
Operating expenses:
Selling, general and administrative	81,991	66,479	289,620	230,785
Research and development	6,360	5,412	24,963	20,305
Amortization of intangible assets	2,786	1,750	10,027	7,476
BioMimetic impairment charges	—	—	—	206,249
Total operating expenses	91,137	73,641	324,610	464,815
Operating loss	(26,940)	(23,240)	(99,806)	(282,206)
Interest expense, net	4,525	4,061	17,398	16,040
Other expense (income), net	74,640	(2,552)	129,626	(67,843)
Loss from continuing operations before income taxes	(106,105)	(24,749)	(246,830)	(230,403)
Provision (benefit) for income taxes	863	110,462	(6,334)	49,765
Net loss from continuing operations	$(106,968)	$(135,211)	$(240,496)	$(280,168)
(Loss) income from discontinued operations, net of tax	(4,262)	$182	$(19,187)	$6,223
Net loss	$(111,230)	$(135,029)	$(259,683)	$(273,945)

Net loss from continuing operations per share, basic	$(2.11)	$(2.88)	$(4.83)	$(6.19)
Net loss from continuing operations per share, diluted	$(2.11)	$(2.88)	$(4.83)	$(6.19)

Net loss per share, basic	$(2.19)	$(2.88)	$(5.22)	$(6.05)
Net loss per share, diluted	$(2.19)	$(2.88)	$(5.22)	$(6.05)

Weighted-average number of shares outstanding-basic	50,698	46,897	49,758	45,265
Weighted-average number of shares outstanding-diluted	50,698	46,897	49,758	45,265

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands--unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2014	December 31, 2013	% change	December 31, 2014	December 31, 2013	% change
U.S.
Foot and Ankle	46,032	33,196	38.7%	148,631	115,642	28.5%
Upper Extremity	3,891	4,519	(13.9%)	15,311	17,423	(12.1%)
Biologics	12,118	11,042	9.7%	45,494	42,561	6.9%
Other	445	492	(9.6%)	2,641	2,022	30.6%
Total U.S.	$62,486	$49,249	26.9%	$212,077	$177,648	19.4%

International
Foot and Ankle	11,119	9,840	13.0%	47,001	35,020	34.2%
Upper Extremity	2,437	2,062	18.2%	11,312	7,240	56.2%
Biologics	5,153	4,818	7.0%	20,590	17,231	19.5%
Other	2,099	1,855	13.2%	7,047	5,191	35.8%
Total International	$20,808	$18,575	12.0%	$85,950	$64,682	32.9%

Global
Foot and Ankle	57,151	43,036	32.8%	195,632	150,662	29.8%
Upper Extremity	6,328	6,581	(3.8%)	26,623	24,663	7.9%
Biologics	17,271	15,860	8.9%	66,084	59,792	10.5%
Other	2,544	2,347	8.4%	9,688	7,213	34.3%
Total Sales	$83,294	$67,824	22.8%	$298,027	$242,330	23.0%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Fourth Quarter 2014 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	39%	20%	13%	34%	33%
Upper Extremity	(14%)	27%	18%	(1%)	(4%)
Biologics	10%	12%	7%	10%	9%
Other	(10%)	21%	13%	14%	8%
Total Sales	27%	19%	12%	25%	23%

Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	Full Year 2014 Sales Growth/(Decline)
	Domestic As Reported	Int'l Constant Currency	Int'l As Reported	Total Constant Currency	Total As Reported
Product Line
Foot and Ankle	29%	34%	34%	30%	30%
Upper Extremity	(12%)	58%	56%	8%	8%
Biologics	7%	22%	20%	11%	11%
Other	31%	36%	36%	34%	34%
Total Sales	19%	34%	33%	23%	23%

Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014		December 31, 2014
	International Net Sales	Total Net Sales	International Net Sales	Total Net Sales
Net sales, as reported	$20,808	$83,294	$85,950	$298,027
Currency impact as compared to prior period	1,220	1,220	644	644
Net sales, excluding the impact of foreign currency	$22,028	$84,514	$86,594	$298,671

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating Income
Operating loss, as reported	$(26,940)	$(23,240)	$(99,806)	$(282,206)
Reconciling items impacting Gross Profit:
Inventory step-up amortization	14	278	1,535	777
BioMimetic inventory write-down	—	1,301	—	2,280
Total	14	1,579	1,535	3,057
Reconciling items impacting Selling, General and Administrative expense:
Distributor conversions	14	129	186	932
Transition costs - OrthoRecon divestiture	1,425	7,745	5,849	21,612
Due diligence, transaction and transition costs - acquisitions (1)	2,509	2,270	14,115	12,893
Patent dispute settlement	—	—	900	—
Management changes (2)	—	—	1,203	—
Tornier merger costs	11,900	—	11,900	—
Total	15,848	10,144	34,153	35,437
Reconciling items impacting Amortization of Intangible Assets:
Amortization of distributor non-competes	359	630	1,885	2,802
Other Reconciling Items:
BioMimetic impairment charges	—	—	—	206,249
Operating loss, as adjusted	$(10,719)	$(10,887)	$(62,233)	$(34,661)
Operating loss, as adjusted, as a percentage of net sales	(12.9)%	(16.1)%	(20.9)%	(14.3)%
_______________________________
(1) For the twelve months ended December 31, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.
(2) For the twelve months ended December 31, 2014, amount includes $0.3 million of non-cash stock-based compensation expense related to the management changes.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
EBITDA
Net loss, as reported	$(106,968)	$(135,211)	$(240,496)	$(280,168)
Interest expense, net	4,525	4,061	17,398	16,040
Provision (benefit) for income taxes	863	110,462	(6,334)	49,765
Depreciation	4,961	4,120	18,456	14,384
Amortization of intangible assets	2,786	1,750	10,027	7,476
EBITDA	(93,833)	(14,818)	(200,949)	(192,503)
Reconciling items impacting EBITDA
Non-cash stock-based compensation expense (1)(2)	2,519	2,481	11,204	9,658
Other expense (income), net	74,640	(2,552)	129,626	(67,843)
Inventory step-up amortization	14	278	1,535	777
Distributor conversions	14	129	186	932
Due diligence, transaction and transition costs	3,934	10,015	19,964	34,505
BioMimetic impairment and other charges	—	1,301	—	208,529
Patent dispute settlement	—	—	900	—
Management changes	—	—	1,203	—
Tornier merger costs	11,900	—	11,900	—
Adjusted EBITDA	$(812)	$(3,166)	$(24,431)	$(5,945)
Adjusted EBITDA as a percentage of net sales	(1.0)%	(4.7)%	(8.2)%	(2.5)%
_______________________________

(1) For the twelve months ended December 31, 2013, amount excludes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options, which is included in due diligence, transaction and transition costs.
(2) For the twelve months ended December 31, 2014, amount excludes $0.3 million of non-cash stock-based compensation expense related to the management changes, which is included in management changes.

Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net Income
Loss before taxes, as reported	$(106,105)	$(24,749)	$(246,830)	$(230,403)
Pre-tax impact of reconciling items:
Inventory step-up amortization	14	278	1,535	777
Distributor conversion and non-competes	373	759	2,071	3,734
Non-cash interest expense on 2017 Convertible Notes	2,371	2,222	9,257	8,678
Derivatives mark-to-market adjustment	—	(2,000)	2,000	1,000
Transition costs - OrthoRecon divestiture	1,425	7,745	5,849	21,612
Due diligence, transaction and transition costs (1)	2,509	2,270	14,115	12,893
BioMimetic impairment and other charges and CVR mark-to-market adjustments	73,718	460	125,011	147,381
Patent dispute settlement	—	—	900	—
Management changes (2)	—	—	1,203	—
Contingent consideration fair value adjustment	58	—	1,808	—
Tornier merger costs	11,900	—	11,900	—
Gain on previously held investment in BioMimetic	—	—	—	(7,798)
Loss before taxes, as adjusted	(13,737)	(13,015)	(71,181)	(42,126)

Provision (benefit) for income taxes, as reported	$863	$110,462	$(6,334)	$49,765
U.S. tax impact resulting from gain in discontinued operations	(2,487)	—	5,453	—
Valuation allowance	—	(119,623)	—	(119,623)
Tax effect of all other items	755	4,025	755	52,952
Benefit for income taxes, as adjusted	$(869)	$(5,136)	$(126)	$(16,906)
Effective tax rate, as adjusted	6.3%	39.5%	0.2%	40.1%
Net loss, as adjusted	$(12,868)	$(7,879)	$(71,055)	$(25,220)

Weighted-average number of shares outstanding-diluted	$50,698	$46,897	$49,758	$45,265
Net loss from continuing operations, as adjusted, per diluted share	$(0.25)	$(0.17)	$(1.43)	$(0.56)
____________________________
(1) For the twelve months ended December 31, 2013, amount includes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options.
(2) For the twelve months ended December 31, 2014, amount includes $0.3 million of non-cash stock-based compensation expense related to the management changes.

Wright Medical Group, Inc.
Reconciliation of Free Cash Flow
(dollars in thousands--unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net cash (used in) provided by operating activities	(29,850)	(42,322)	(116,002)	(36,601)
Capital expenditures	(12,897)	(15,018)	(48,603)	(37,530)
Free cash flow	(42,747)	(57,340)	(164,605)	(74,131)

Wright Medical Group, Inc.
Segment Information
(in thousands, except per share data--unaudited)

	Three months ended December 31, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$62,486	$20,808	$—	$—	$—	$83,294
Gross profit	51,318	12,916	—	(23)	(14)	64,197
Operating income (loss)	10,161	(2,981)	(2,648)	(15,251)	(16,221)	(26,940)
Operating income (loss) as a percent of net sales	16.3%	(14.3%)	N/A	N/A	N/A	(32.3%)

Depreciation Expense	2,613	800	108	1,440	—	4,961
Amortization Expense	1,836	515	76	—	359	2,786
Non-cash stock-based compensation expense	—	—	—	2,519	—	2,519
Other	—	—	—	—	15,862	15,862
Adjusted EBITDA	14,610	(1,666)	(2,464)	(11,292)	—	(812)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Three months ended December 31, 2013
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$49,249	$18,575	$—	$—	$—	$67,824
Gross profit	40,816	11,279	—	(115)	(1,579)	50,401
Operating income (loss)	6,873	(787)	(4,074)	(12,899)	(12,353)	(23,240)
Operating income (loss) as a percent of net sales	14.0%	(4.2%)	N/A	N/A	N/A	(34.3%)

Depreciation Expense	2,467	638	119	896	—	4,120
Amortization Expense	647	396	77	—	630	1,750
Non-cash stock-based compensation expense	—	—	—	2,481	—	2,481
Other	—	—	—	—	11,723	11,723
Adjusted EBITDA	9,987	247	(3,878)	(9,522)	—	(3,166)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

	Twelve Months Ended December 31, 2014
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$212,077	$85,950	$—	$—	$—	$298,027
Gross profit	172,035	54,558	—	(254)	(1,535)	224,804
Operating income (loss)	23,074	(5,366)	(12,033)	(67,908)	(37,573)	(99,806)
Operating income (loss) as a percent of net sales	10.9%	(6.2%)	N/A	N/A	N/A	(33.5%)

Depreciation Expense	9,707	3,046	432	5,271	—	18,456
Amortization Expense	5,656	2,178	307	1	1,885	10,027
Non-cash stock-based compensation expense (2)				11,204	—	11,204
Other				—	35,688	35,688
Adjusted EBITDA	38,437	(142)	(11,294)	(51,432)	—	(24,431)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

(2) For the twelve months ended December 31, 2014, amount excludes $0.3 million of non-cash stock-based compensation expense related to the management changes.

	Twelve Months Ended December 31, 2013
	U.S.	International	BioMimetic	Corporate	Other (1)	Total
Sales	$177,648	$64,682	$—	$—	$—	$242,330
Gross profit	146,541	39,630	—	(505)	(3,057)	182,609
Operating income (loss)	26,268	4,761	(12,741)	(52,949)	(247,545)	(282,206)
Operating income (loss) as a percent of net sales	14.8%	7.4%	N/A	N/A	N/A	(116.5%)

Depreciation Expense	8,838	2,364	394	2,788		14,384
Amortization Expense	3,507	644	523		2,802	7,476
Non-cash stock-based compensation expense (2)				9,658		9,658
Other					244,743	244,743
Adjusted EBITDA	38,613	7,769	(11,824)	(40,503)	—	(5,945)
_______________________________
(1) Other consists exclusively of the reconciling items from Operating Income, as reported, to Operating Income, as adjusted, as included in the reconciliations above.

(2) For the twelve months ended December 31, 2013, amount excludes $2.3 million of non-cash stock-based compensation expense related to the conversion of BioMimetic options to Wright Medical options, which is included in due diligence, transaction and transition costs.

Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands--unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$227,326	$168,534
Marketable securities	2,575	6,898
Accounts receivable, net	57,190	45,817
Inventories	88,412	72,443
Prepaid expenses and other current assets	64,953	69,608
Current assets held for sale	—	142,015
Total current assets	440,456	505,315

Property, plant and equipment, net	104,235	70,515
Goodwill and intangible assets, net	259,991	157,683
Marketable securities	—	7,650
Other assets	87,994	133,845
Other assets held for sale	—	132,443
Total assets	$892,676	$1,007,451

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$16,729	$3,913
Accrued expenses and other current liabilities	170,204	80,117
Current portion of long-term obligations	718	4,174
Current liabilities held for sale	—	31,221
Total current liabilities	187,651	119,425
Long-term obligations	280,612	271,227
Other liabilities	145,610	155,686
Other liabilities held for sale	—	1,399
Total liabilities	613,873	547,737

Stockholders' equity	278,803	459,714
Total liabilities and stockholders' equity	$892,676	$1,007,451